                                                                     EXHIBIT 4.5

                                    GUARANTY

     This GUARANTY is entered into as of August 5, 1999, by CHIPPAC, INC., a California corporation ("ChipPAC"), and THE UNDERSIGNED DIRECT AND INDIRECT
                         -------
SUBSIDIARIES OF CHIPPAC (each such undersigned Subsidiary, a "Subsidiary
                                                              ----------
Guarantor", and all such Subsidiaries, collectively, the "Subsidiary
---------                                                 ----------
Guarantors"; the Subsidiary Guarantors and ChipPAC being referred to herein
----------
collectively as the "Guarantors"; provided that, Guarantors shall be deemed to
                     ----------
include any Additional Guarantors (as hereinafter defined)), in favor of CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent (in such capacity, the
                      ----
"Administrative Agent") for the banks, financial institutions and other entities
 --------------------
(collectively, the "Lenders") from time to time party to the Credit Agreement
                    -------
referred to below, any Interest Rate Exchangers (as hereinafter defined), any Indemnitees (as defined in the Credit Agreement) and any other Beneficiaries (as defined below).

                                    RECITALS

     A. ChipPAC International Company Limited, a British Virgin Islands company (the "Company") has entered into that certain Credit Agreement dated as
              -------
of August 5, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with the Lenders and CSFB, as the
                   ----------------
Administrative Agent, the Sole Lead Arranger and the Collateral Agent (collectively, the "Agents"), pursuant to which the Lenders have severally
                    ------
agreed to make Loans to the Company and to issue (or participate in) Letters of Credit for the account of ChipPAC and its Subsidiaries upon, and subject to, the terms and conditions set forth therein.

     B. ChipPAC and its Subsidiaries may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Lender Interest Rate Agreements") with one or more Lenders
                    -------------------------------
or their Affiliates (in such capacity, collectively, the "Interest Rate
                                                          -------------
Exchangers") in accordance with the terms of the Credit Agreement, and it is
----------
desired that the obligations of ChipPAC and its Subsidiaries under the Lender Interest Rate Agreements, including without limitation the obligation of ChipPAC and its Subsidiaries to make payments thereunder in the event of early termination thereof, be guarantied hereunder.

     C. A portion of the proceeds of the Loans may be advanced to the Subsidiary Guarantors such that the Guarantied Obligations (as hereinafter defined) are otherwise being incurred for and will inure to the benefit of the Guarantors, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans to, and the issuance of the Letters of Credit for the account of, the Company.

     D. It is a condition precedent to the obligations of each Lender to make its respective Loans and to issue (or participate in) the Letters of Credit under the Credit Agreement that each of the Guarantors guaranty the Guarantied Obligations and execute and deliver this Guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries.

     E. Each of the Guarantors is willing irrevocably and unconditionally to guaranty such obligations pursuant to the terms hereof.

     NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to enter into the Credit Agreement and to make the Loans and other extensions of credit thereunder (including without limitation the issuance of (and participation in) the Letters of Credit) and to induce the Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, each of the Guarantors hereby agrees as follows:


                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1      Defined Terms.
                      -------------

     Capitalized terms used herein (including in the Recitals hereto) and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

     "Additional Guarantors" has the meaning assigned to that term in subsection
      ---------------------
3.12.

     "Beneficiaries" means the Lenders, the Agents, any Interest Rate Exchangers
      -------------
and any Indemnitees and their respective successors, transferees, assigns and endorsees.

     "Company" has the meaning assigned to that term in the first recital.
      -------

     "CSFB" has the meaning assigned to that term in the preamble.
      ----

     "Guarantied Obligations" means, collectively, at any time:
      ----------------------

     (a) (i) all unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, (ii) all reimbursement obligations and unpaid drawings in respect of Letters of Credit and (iii) all other obligations and liabilities of every nature owing by the Company or any other Loan Party to any Beneficiary arising under, out of or in connection with the Credit Agreement, any other Loan Document, the Loans or the Letters of Credit;

     (b) all obligations and liabilities of every nature owing by ChipPAC or any of its Subsidiaries to any Interest Rate Exchangers arising under, out of or in connection with the Lender Interest Rate Agreements; all of the foregoing, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, created or incurred, as may be changed, modified or altered from time to time, howsoever arising; and all of the foregoing obligations shall include obligations which, but for any automatic stay under any applicable Bankruptcy Law, including Section 362(a) of Title 11 of the United States Code, would be, or would have become, due.

     "Guarantors" has the meaning assigned to that term in the preamble.
      ----------

     "Guaranty" means this Guaranty as it may be amended, restated, supplemented
      --------
or otherwise modified from time to time in accordance with the provisions hereof and the Credit Agreement.

     "Interest Rate Exchangers" has the meaning assigned to that term in the
      ------------------------
second recital.

     "Lender Interest Rate Agreements" has the meaning assigned to that term in
      -------------------------------
the second recital.

     "Obligee Guarantor" has the meaning assigned to that term in subsection
      -----------------
2.7.

     "payment in full," "paid in full" or any similar term means payment in
      ---------------    ------------
full, in cash, of the Guarantied Obligations (other than indemnification obligations not due and payable), including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of the Beneficiaries as required under the Loan Documents and the Lender Interest Rate Agreements.

     "Requisite Obligees" means (i) prior to the Guarantied Obligation described
      ------------------
in clause (a) of the definition thereof having been satisfied or paid in full (other than indemnification obligations not due and payable) and the Commitments having been terminated and all Letters of Credit having expired or been canceled, the Requisite Lenders, and (ii) thereafter, the holders of a majority of the aggregate notional amount under all Lender Interest Rate Agreements (or, with respect to any Lender Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreement).

     Section 1.2      Interpretation.
                      --------------

     (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

     (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

                                   ARTICLE II
                                  THE GUARANTY

     Section 2.1      Guaranty of the Guarantied Obligations.
                      --------------------------------------

     Subject to the provisions of subsection 2.2(a), each of the Guarantors hereby jointly and severally, irrevocably and unconditionally, guaranties to the Administrative Agent for the ratable benefit of the Beneficiaries, the prompt, complete and punctual performance, compliance and payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise.

     Section 2.2      Limitation on Amount Guarantied; Contribution by
                      ------------------------------------------------
Guarantors.
----------

     (a) Anything contained in this Guaranty to the contrary notwithstanding,
(i) this Agreement shall not constitute a guarantee by any Subsidiary Guarantor which is not organized under the laws of the United States or any political subdivision thereof of the Obligations of any Loan Party which is organized under the laws of the United States or any political subdivision thereof and
(ii) the maximum liability of each Subsidiary Guarantor hereunder shall in no event exceed the amount which can be guarantied by such Subsidiary Guarantor pursuant hereto under applicable federal, state and foreign laws relating to the insolvency of debtors and fraudulent conveyances or transfers. Each Guarantor agrees that the Guarantied Obligations may at any time, and from time to time, exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty of such Guarantor contained in subsection 2.1 or affecting the rights and remedies of the Administrative Agent or any Beneficiary hereunder.

     (b) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment and each other Guarantor agrees that it will contribute its proportionate share of such payment to the applicable Guarantor. Each Guarantor's right of contribution shall be subject to the terms and conditions of subsections 2.6 and 2.7. The provisions of this subsection 2.2(b) shall in no respect limit the obligations and liabilities of any Guarantor to any Beneficiary, and each Guarantor shall remain liable to any Beneficiary for the full amount guarantied by such Guarantor hereunder, subject only to subsection 2.2(a).

     Section 2.3      Payment by Guarantors; Application of Payments.
                      ----------------------------------------------

     Subject to the provisions of subsection 2.2(a), each of the Guarantors hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company to pay or perform any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, each Guarantor will promptly, following written demand, pay, or cause to be paid, to the Administrative Agent for the ratable benefit of the Beneficiaries, all Guarantied Obligations then due. All payments made hereunder shall be made on the same basis as, and in accordance with, subsection 2.4E of the Credit Agreement and shall be applied promptly from time to time as provided in subsection 2.4D of the Credit Agreement.

     Section 2.4      Liability of Guarantors Absolute.
                      --------------------------------

     Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any event, condition or circumstance whatsoever including, without limitation, any which constitutes, a legal or equitable discharge of the Company for the underlying Guarantied Obligations or of any Guarantor of its guaranty hereunder or otherwise of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

     (a) This Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety.

     (b) The obligations of each Guarantor hereunder are exclusive and independent of (i) the obligations of the Company under the Loan Documents or the Lender Interest Rate Agreements, (ii) the obligations of any other guarantor (including any other Guarantor) of the obligations of the Company under the Loan Documents or the Lender Interest Rate Agreements, and (iii) any security or collateral for such obligations of the Company or any guaranties thereof, whether granted by the Company, any Guarantor or any other Person; and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company or any of such other guarantors, security or collateral and whether or not the Company is joined in any such action or actions.

     (c) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid or performed. Without limiting the generality of the foregoing, if the Administrative Agent or any Beneficiary is awarded a judgment in any suit brought to enforce the obligations of any Guarantor in respect of the Guarantied Obligations then, to the maximum extent permitted by applicable law, such judgment shall not be deemed to release such Guarantor from its obligation to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

     (d) Any Beneficiary, upon such terms as it deems appropriate, without notice, demand, consent or incurring responsibility to any Guarantor and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's obligations or liability hereunder, from time to time may (i) renew, alter, extend, accelerate, increase the rate of interest on or otherwise change or modify the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) sell, exchange, release, surrender, realize or foreclose, enforce and apply or otherwise deal with in any manner and in any order any security now or hereafter held by or on behalf of, or for the benefit of, such Beneficiary in respect of this Guaranty or the Guarantied Obligations; (vi) apply any sums by whomsoever paid or howsoever realized to any of the Guarantied Obligations;
(vii) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents, the Lender Interest Rate Agreements or any of the instruments or agreements in connection therewith, or otherwise amend, modify or supplement any of the Loan Documents, the Lender Interest Rate Agreements or any of the instruments or agreements in connection therewith; and (viii) exercise or refrain from exercising any other rights available to it under the Loan Documents or the Lender Interest Rate Agreements.

     (e) This Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including, without limitation, the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, the Lender Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement or instrument relating thereto, or with respect to any other guaranty of, or security for the payment of, the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement or instrument relating thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document, such Lender Interest Rate Agreement or any agreement relating to such other guaranty or security; (iii) the application of payments received from any source (other than payments received pursuant to other Loan Documents or any Lender Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (iv) except as permitted pursuant to subsection 7.7 of the Credit Agreement, any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vi) any defenses, set-offs or counterclaims which the Company, any Guarantor or any other Person may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

     Section 2.5      Waivers by Guarantors.
                      ---------------------

     Each Guarantor hereby waives, for the benefit of the Beneficiaries:

     (a) any right to require any Beneficiary, as a condition of payment by such Guarantor, to (i) proceed against the Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

     (b) any defense based on or arising out of the Company or any other guarantor (including any other Guarantor) or any other Person, including, without limitation, any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company, any other guarantor (including any other Guarantor) or any other Person, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Guarantied Obligations;

     (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

     (d) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; and

     (e) promptness, diligence, notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, any other Loan Document, the Lender Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company, notices of the existence, creation or incurrence of any additional Indebtedness and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof.

     Section 2.6      Guarantors' Rights of Subrogation, Contribution, etc.
                      ----------------------------------------------------

     Until the Guarantied Obligations (other than indemnification obligations not due and payable) have been satisfied or paid in full and the Commitments terminated and all Letters of Credit shall have expired or been canceled, each Guarantor hereby waives and agrees that it shall not assert or seek or be entitled to any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, without limitation, (a) any right of subrogation, reimbursement, contribution or indemnification that such Guarantor now has or may hereafter have against the Company with respect to the Guarantied Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Company and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by, on behalf of or for any Beneficiary. In addition, until the Guarantied Obligations (other than indemnification obligations not due and payable) shall have been satisfied or paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been canceled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including, without limitation, any such right of contribution under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution with respect to the Guarantied Obligations as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, contribution or indemnification such Guarantor may have against the Company, any such other guarantor or against any collateral or security, shall be junior and subordinate to any rights any Beneficiary may have against the Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights with respect to the Guarantied Obligations at any time when all of the Guarantied Obligations (other than indemnification obligations not due and payable) shall not have been satisfied or paid in full and the Commitments shall not have terminated and all Letters of Credit shall have not expired or been canceled, such amount shall be held in trust for and on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

     Section 2.7      Subordination of Other Obligations.
                      ----------------------------------

     Any indebtedness of the Company now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the
 -----------------
Guarantied Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

     Section 2.8      Expenses.
                      ---------

     Guarantors jointly and severally agree to pay, or cause to be paid, promptly upon written demand, and to save the Beneficiaries harmless against liability for, any and all reasonable costs and reasonable expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Administrative Agent or any Beneficiary in connection with this Guaranty, including, without limitation, any enforcement, or, if requested by or for the benefit of the Company or any Guarantor any amendment, consent or waiver.

     Section 2.9      Continuing Guaranty.
                      -------------------

     This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations (other than indemnification obligations not due and payable) shall have been satisfied or paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been canceled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

     Section 2.10     Authority of Guarantors or Company.
                      ----------------------------------

     It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     Section 2.11     Financial Condition of Company.
                      ------------------------------

     Any Loans may be granted to the Company or continued from time to time, and any Lender Interest Rate Agreement may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Company at the time of any such grant or continuation or at the time such Lender Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Company. Each Guarantor has adequate means to obtain information from the Company on a continuing basis concerning the financial condition of the Company and its ability to perform its obligations under the Loan Documents and the Lender Interest Rate Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Company now known or hereafter known by any Beneficiary.

     Section 2.12     Rights Cumulative.
                      -----------------

     The rights, powers, privileges and remedies given to the Administrative Agent for the ratable benefit of the Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of, and may be exercised singly or concurrently, and are exclusive of, all rights, powers and remedies given to the Agents and the Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Lender Interest Rate Agreements or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between the Company and any Beneficiary or Beneficiaries. Any forbearance, indulgence or failure to exercise, and any delay by the Administrative Agent or any Beneficiary in exercising, any right, power, privilege or remedy hereunder shall not impair any such right, power, privilege or remedy or be construed to be a waiver thereof nor shall it preclude the future or further exercise of any such or other right, power, privilege or remedy. No single or partial exercise of any right, power, privilege or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. A waiver by the Administrative Agent or any Beneficiary of any right, power, privilege or remedy hereunder on any one occasion shall not be construed to be a bar to any right, power, privilege or remedy which the Administrative Agent or any Beneficiary would otherwise have on any future occasion. No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Beneficiary to any other or further action in any circumstances without notice or demand.

     Section 2.13     Bankruptcy; Post-Petition Interest; Reinstatement of
                      ----------------------------------------------------
Guaranty.
--------

     (a) So long as any Guarantied Obligations (other than indemnification obligations not due and payable) remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Requisite Obligees, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of, or against, the Company. The obligations of the Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company, or by any defense which the Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) To the extent permitted by applicable law, each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations, because it is the intention of the Guarantors and the Beneficiaries that the Guarantied Obligations which are guarantied by the Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Company of any portion of such Guarantied Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Guarantied Obligations are paid by any Person or Persons, the obligations of Guarantors hereunder shall be reinstated but only in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary, or otherwise are repaid, returned or restored by, any Agent or any Beneficiary for the following (or similar) reasons (i) the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, (ii) the appointment of a receiver, intervenor, conservator, trustee or similar officer of, for or on behalf of the Company or any Guarantor or any of its property,
(iii) any judgment, decree or order of any court or administrative body having jurisdiction over any Beneficiary or any of its property, or (iv) any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including the Company or any Guarantor)), and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty and each Guarantor shall be and remain liable hereunder for the amount so repaid, returned, restored, rescinded or recovered to the same extent as if such amount had never originally been received by any such Beneficiary.

     Section 2.14     Set Off.
                      -------

     In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time upon the occurrence and during the continuation of any Event of Default or any payment default under any Lender Interest Rate Agreement, without notice to any Guarantor or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor and any other property of such Guarantor held by any Beneficiary to, or for the credit or the account of, such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

     Section 2.15     Discharge of Guaranty Upon Sale of Guarantor.
                      --------------------------------------------

     If all of the stock or assets of any Subsidiary Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale permitted by, and in compliance with the provisions of subsections 7.7 and 2.4B(iii)(a) of the Credit Agreement or otherwise consented to by Requisite Lenders, the guaranty of such Subsidiary Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.


                                  ARTICLE III
                                 MISCELLANEOUS

     Section 3.1      Survival of Warranties.
                      ----------------------

     All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Lender Interest Rate Agreements and any increase in the Commitments under the Credit Agreement.

     Section 3.2      Notices.
                      --------

     Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four (4) Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or, as to any party, such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

     Section 3.3      Severability.
                      ------------

     In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 3.4      Amendments and Waivers.
                      ----------------------

     No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of the Administrative Agent (with the consent or at the direction of the Requisite Obligees) and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     Section 3.5      Headings.
                      --------

     Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

     Section 3.6      Applicable Law; Rules of Construction.
                      -------------------------------------

     THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty mutatis mutandis.

     Section 3.7      Successors and Assigns.
                      ----------------------

     This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of the Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Subject to subsection 10.1 of the Credit Agreement, any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     Section 3.8      Consent to Jurisdiction and Service of Process.
                      ----------------------------------------------

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF

COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, EACH GUARANTOR IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     Section 3.9      Waiver of Trial by Jury.
                      -----------------------

     EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. EACH GUARANTOR WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY THE ADMINISTRATIVE AGENT AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     Section 3.10     No Other Writing.
                      ----------------

     This writing is intended by the Guarantors and the Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

     Section 3.11     Further Assurances.
                      ------------------

     At any time or from time to time, upon the reasonable request of the Administrative Agent, Guarantors shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Guaranty.

     Section 3.12     Additional Guarantors.
                      ---------------------

     The initial Guarantors hereunder shall be ChipPAC and all of the Subsidiaries of ChipPAC as on the date hereof (other than the Company, ChipPAC Shanghai I and ChipPAC Shanghai II). From time to time subsequent to the date hereof, additional Subsidiaries of ChipPAC may (or shall if required pursuant to subsection 6.9 of the Credit Agreement) become parties hereto as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this
                     --------------------
Guaranty. Upon delivery of any such counterpart to the Administrative Agent, notice of which is hereby waived by each of the Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Administrative Agent not to cause any Subsidiary of ChipPAC to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     Section 3.13     Counterparts; Effectiveness.
                      ---------------------------

     This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Administrative Agent (or its counsel or other representatives) of written or telephonic notification of such execution and authorization or an original or copy of an executed counterpart hereof.

     Section 3.14     Authority of Administrative Agent.
                      ---------------------------------

     Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guaranty with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Administrative Agent and the Beneficiaries, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Beneficiaries with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     Section 3.15     Documents.
                      ---------

     Each Guarantor acknowledges that an executed (or conformed) copy of each of the Loan Documents and the Lender Interest Rate Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                     CHIPPAC, INC.

                                     By:      /s/ Gary Breton
                                         ------------------------------
                                         Name:  Gary Breton
                                         Title: Vice President

                                     Notice Address:
                                     311 Coronado Drive
                                     Santa Clara, CA 95054
                                     Attention: Chief Financial Officer
                                     Telephone: (408) 486-5900
                                     Facsimile: (408) 486-5911

                                     Each of the entities listed on
                                     Schedule A annexed hereto

                                     By:  /s/ P.J. Kim
                                         ------------------------------
                                     on behalf of each of the entities listed on
                                     Schedule A annexed hereto

                                     Name:    P.J. Kim
                                     Title:   Secretary and Power of Attorney
                                     Notice Address:  See Schedule A

     IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of October 12, 2001.

                                     CHIPPAC MALAYSIA, SDN. BHD.


                                     By:  /s/ Teh Chin Bin
                                         ---------------------------------------
                                         Name:  Teh Chin Bin
                                         Title: President and Managing Director

                                     Notice Address:

                                     ChipPAC Malaysia Sdn. Bhd.
                                     73 Lorong enggang
                                     Ulu Klang Free Trade Zone
                                     54200 Kuala Lumpur
                                     Malaysia

                                   SCHEDULE A

Name                                 Notice Address for Each Guarantor
----                                 ---------------------------------
ChipPAC, Inc.                        3151 Coronado Drive Santa Clara, CA 95054
ChipPAC (Barbados) Ltd.              Chancery House, High Street Bridgetown, Barbados, West Indies
ChipPAC Limited                      c/o HWR Services Limited
                                     Craigmuir Chambers P.O. Box 71 Road Town,
                                     Tortola, British Virgin Islands
ChipPAC International                c/o HWR Services Limited
Company Limited                      Craigmuir Chambers P.O. Box 71 Road Town,
                                     Tortola, British Virgin Islands
ChipPAC Luxembourg                   16 rue Eugene Ruppert B.P. 1443 L-1014 S.a.R.L. Luxembourg
ChipPAC Liquidity Limited            Wesselenyi u. 16 H-1077 Budapest, Hungary Management Hungary
Liability Company                    San 136-1, Ami-ri, Bubal-EUB, Ischon-Si
ChipPAC Korea Company Ltd.           Kyoungki-Do 467-701 Korea

                                       A-1